                                                                      EXHIBIT 23



Consent of Independent Auditors



The Board of Directors
Safeguard Scientifics, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 33-41853, No. 33-31840, No. 2-79617, No. 2-63245, No. 33-48579, No. 33-48462, No.
2-72362, No. 33-72559 and No. 33-72560) on Form S-8 and (No. 2-93525) on Form
S-3 of Safeguard Scientifics, Inc. of our report dated February 12, 1996, relating to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 1995 and 1994, the related consolidated statements of operations, cash flows and shareholders' equity and related schedules for each of the years in the three-year period ended December 31, 1995, which reports are included or incorporated by reference in the December 31, 1995 annual report on Form 10-K of Safeguard Scientifics, Inc.

Our reports refer to a change in 1994 in the method of accounting for investments to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



/s/ KPMG Peat Marwick LLP



Philadelphia, Pennsylvania
March 27, 1996